UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wellgistics Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-3264234
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3000 Bayport Drive Suite 950 Tampa, Florida	33607
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-280945

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Wellgistics Health, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-280945), originally filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2024, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates. In addition, any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 18, 2025	WELLGISTICS HEALTH, INC.

	By:	/s/ Tim Canning
Tim Canning
Chief Executive Officer